Exhibit 99.1

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Financial Statements

Fiscal year ended January 1, 2023

(With Independent Auditors’ Report Thereon)

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES
Consolidated Financial Statements

Fiscal year ended January 1, 2023

KPMG LLP One Financial Plaza 755 Main Street Hartford, CT 06103

Independent Auditors’ Report

The Board of Directors
MB Aerospace Holdings Inc.:

Opinion

We have audited the consolidated financial statements of MB Aerospace Holdings Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of January 1, 2023, and the related consolidated statement of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 1, 2023, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, effective January 3, 2022, the Company adopted Financial Accounting Standards Codification Topic 842, Leases. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Hartford, Connecticut
October 16, 2023

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Balance Sheet
January 1, 2023
(amounts in thousands, except share amounts)

Assets	2022
Current assets:
Cash and cash equivalents	$13,635
Accounts receivable less allowances of $296	39,392
Inventories	60,878
Prepaid expenses and other current assets	11,085
Total current assets	124,990
Property, plant and equipment, net	63,325
Operating lease right-of-use assets	12,149
Goodwill	99,358
Intangible assets, net	68,667
Total assets	$368,489
Liabilitie s and Shareholders' Deficit
Current liabilities:
Revolving credit facilities	$36,000
Current portion of long-term debt	25,188
Current portion of finance lease obligations	4,111
Accounts payable	26,068
Deferred revenue	2,595
Amount due to parent	54,822
Other current liabilities	32,153
Total current liabilities	180,937
Long-term debt	335,512
Finance Lease obligations	11,215
Operating lease liabilities	10,336
Deferred taxes	6,553
Other	100
Total liabilities	544,653
Shareholders' deficit:
Common stock, $1 par value. Authorized 1,000 shares; issued and outstanding 100 shares	—
Additional paid-in capital	75,879
Accumulated deficit	(224,983)
Accumulated other comprehensive loss	(27,060)
Total shareholders' deficit	(176,164)
Commitments and contingencies (Notes 7, 8 and 10)
Total liabilities and shareholders' deficit	$368,489

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Loss
Fiscal year ended January 1, 2023
(amounts in thousands)

2022
Product sales	$187,307
Repair sales	95,713
Total sales	283,020
Cost of sales	209,147
Selling, general and administrative expenses	55,548
Operating income	18,325

Interest expense	27,404
Other expense	533
Loss on disposal of operations	10,334
Loss before income taxes	(19,946)
Income tax expense	6,619
Net loss	(26,565)
Other comprehensive loss
Foreign currency translation adjustments	(17,629)
Net comprehensive loss	$(44,194)

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Statement of Changes in Shareholders’ Deficit
Fiscal year ended January 1, 2023
(amounts in thousands)

	Common stock	Additional paid- in capital	Accumulated deficit	Accumulated other comprehensive loss	Total Shareholders' Deficit
Balance at January 2, 2022	—	75,879	(198,418)	(9,431)	(131,970)
Net loss	—	—	(26,565)	—	(26,565)
Other comprehensive loss	—	—	—	(17,629)	(17,629)
Balance at January 1, 2023	—	75,879	(224,983)	(27,060)	(176,164)

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Consolidated Statement of Cash Flows
Fiscal year ended January 1, 2023
(amounts in thousands)

2022
Cash flows from operating activities:
Net loss	$(26,565)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,310
Net loss on disposal of operations net of cash	10,334
Gain on foreign currency exchange	(3,340)
Changes in fair market value of derivative financial instruments	(1,072)
Deferred tax expense	(350)
Changes in assets and liabilities, net of disposal
Acounts receivable	(269)
Prepaird expenses and other current assets	2,807
Inventories	(8,625)
Net operating lease right-of-use assets and liabilities	(1,905)
Accounts payable	5,396
Deferred revenue	(1,025)
Other liabilities	(3,840)
Net cash used in operating activities	(6,144)
Cash flows from investing activities:
Capital expenditures	(9,054)
Net cash used in investing activities	(9,054)
Cash flows from financing activities:
Principal payments on first lien debt	(2,550)
Principal payments on Facility Agreement	(7,554)
Payments on borrowings under revolving credit facilities	(9,500)
Amount due from/to parent	30,000
Principal payments on finance lease obligations	(4,026)
Net cash provided by financing activities	6,370
Net decrease in cash and cash equivalents	(8,828)
Effect of exchange rate changes on cash and cash equivalents	(1,303)
Cash and cash equivalents at beginning of period	23,766
Cash and cash equivalents at end of period	$13,635
Cash paid during the year for:
Interest	$29,393
Income tax payment, net	2,847
Noncash investing activity:
Assets acquired under finance leases	2,592

See accompanying notes to consolidated financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)

(1)	Summary of Significant Accounting Policies

(a)	Description of the Company

MB Aerospace Holdings Inc. and subsidiaries (collectively, the Company) is an international group providing highly engineered aero-engine component manufacture and repair. With operations in North America, Taiwan and Europe, the Company manufactures machined and fabricated components for new and legacy aero-engine platforms, provides component maintenance, repair and overhaul services and supply chain management functions. The Company’s fiscal year ends on the Sunday nearest December 31. The fiscal year ended January 1, 2023 (fiscal 2022) included 52 weeks of operating results.

On December 15, 2015, the Company’s ultimate parent, MB Aerospace Group Holdings Limited, was acquired by Blackstone Capital Partners LLP Fund VI. Following this acquisition, the Company is now a subsidiary of MB Aerospace Group Holdings Limited, a company registered in the Cayman Islands, which has elected to record the Blackstone acquisition fair value at its level.

The consolidated financial statements include the results of the following wholly-owned subsidiaries: MB Aerospace Intermediate Inc, MB Aerospace Holdings II Corp, MB Aerospace Holdings III Corp, MB Aerospace Holdings I Limited, MB Aerospace Holdings Limited, MB Aerospace Limited, JMBL, Inc., MB Aerospace Sterling Heights Inc., MB Aerospace Rzeszow Sp.z.o.o, MB Aerospace East Granby LP, MB Aerospace U.S. Holdings Inc, MB Aerospace Warren LLC, MB Aerospace Newton Abbot Limited, MB Aerospace Technologies (Poland) Sp.z.o.o, and MB Aerospace Taoyuan.

The Company has operating subsidiaries in the United States, United Kingdom, Taiwan and Poland.

(b)	Basis of Preparation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

(c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets, valuation of intangible assets and goodwill, valuation of property, plant and equipment, allowances for doubtful accounts, inventory valuation, lease liabilities and right-of-use assets, deferred tax assets, contract estimates at completion, valuation of derivatives, other contingencies, and income tax uncertainties.

(d)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of MB Aerospace Holdings Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company has no involvement with variable interest entities or investments over which it has significant influence but not controlling financial interest.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(e)	Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity, when purchased, of three months or less to be cash equivalents. There are no such investments held at the balance sheet date.

(f)	Accounts Receivable

The Company records accounts receivable at net realizable value. Balances are reviewed regularly and reserves are adjusted when events or circumstances indicate carrying values may not be recoverable.

(g)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories. The primary components of cost included in inventories are raw material, labor and overhead. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable value. The process for evaluating the value of excess and obsolete inventory often requires the Company to make judgments and estimates concerning future sales levels, quantities and prices at which such inventory will be sold in the normal course of business and estimated costs.

(h)	Revenue Recognition

The Company derives its revenues from highly engineered aero-engine component manufacture (product sales) and Original Engine Manufacture (OEM) approved repair solutions for critical aero- engine components (repair sales).

The Company recognizes revenue when it satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products as specified in the contract.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. The Company considers a performance obligation satisfied once it has transferred control of a good or by transferring control over a product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

The Company’s principal terms of sale are FOB Shipping Point and the Company transfers control and records revenue for product sales either upon shipment or delivery to the customer, respectively. For performance obligations related to repair sales, control also transfers to the customer at a point in time. The Company’s principal terms of sale are Cost, Insurance, Freight (CIF) and the Company transfers control and records revenue for repair sales upon shipment to the customer. The recognized revenue excludes any associated sales incentives and rebates.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue.

Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as a fulfillment cost and are in included in cost of sales.

The majority of the Company’s contracts do not contain variable consideration and contract modifications are generally minimal. Where applicable, these variable amounts are generally credited to the customer, based on achieving certain levels of sales activity. Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

(i)	Long-Lived Assets

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

There were no impairment charges recorded in fiscal 2022.

(j)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Plant and equipment under finance leases are stated at the present value of minimum lease payments net of accumulated amortization.

Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful life of buildings and building improvements range from 10 to 40 years, while the estimated useful lives of machinery and equipment range from 1 to 10 years. Plant and equipment held under finance leases are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. However, if ownership of the underlying right-of-use asset transfers to the Company, or the Company is reasonably certain to exercise an option to purchase the underlying asset, the right-of-use asset shall be amortized over the end of the useful life of the underlying asset. Total depreciation for the fiscal year ended January 1, 2023 was $12,802, of which 99% was recorded in cost of goods sold and 1% was recorded in selling, general, and administrative expenses.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(k)	Leases

(Policy applicable beginning January 2, 2022)

The Company is a lessee in several noncancellable operating leases primarily for plant and equipment and finance leases for property and certain machinery and equipment.

The Company accounts for leases in accordance with Topic 842, Leases. The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right-of-use (ROU) asset and a lease liability at the lease commencement date.

For operating and finance leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to discount the unpaid lease payments to present value, (2) lease term, and (3) lease payments.

■
Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease, or if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. Because the Company does not generally borrow on a collateralized basis, it uses the interest rate it pays on its noncollateralized borrowings as an input to deriving an appropriate incremental borrowing rate, adjusted for the amount of the lease payments, the lease term, and the effect on that rate of designating specific collateral with a value equal to the unpaid lease payments for that lease.

■
The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

■	Lease payments included in the measurement of the lease liability comprise the following:

o
Fixed payments, including in-substance fixed payments, owed over the lease term (includes termination penalties the Company would owe if the lease term reflects the Company’s exercise of a termination option);

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
o	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

o	Amounts expected to be payable under a Company-provided residual value guarantee; and

o	The exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

For finance leases, the ROU asset is subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the ROU asset is amortized over the useful life of the underlying asset. Amortization of the ROU asset is recognized and presented separately from interest expense on the lease liability.

Variable lease payments associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are presented as operating expense in the Company’s statements of income in the same line item as expense arising from fixed lease payments (operating leases) or amortization of the ROU asset (finance leases).

ROU assets for operating and finance leases are occasionally reduced by impairment losses. The Company uses the long-lived assets impairment guidance in Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the ROU asset is reduced to zero and the remainder of the adjustment is recorded in profit or loss.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
Operating lease ROU assets are presented as operating lease right of use assets on the balance sheet. The current portion of operating lease liabilities is included in other current liabilities and the long-term portion is presented separately as operating lease liabilities on the balance sheet. Finance lease ROU assets are included in property, plant, and equipment. The current portion of finance lease liabilities is included in current installments of obligations under finance leases, and the long-term portion is included in obligations under finance leases on the balance sheet.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases of transportation equipment that have a lease term of 12 months or less. The Company has elected not to apply the short-term lease recognition and measurement exemption for other classes of leased assets. The Company recognizes the lease payments associated with its short-term transportation equipment leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

(l)	Goodwill

Goodwill represents the excess purchase price over the fair value of net assets of companies acquired in business combinations. Goodwill is considered an indefinite-lived asset. Goodwill is subject to impairment testing in accordance with accounting standards governing such on an annual basis, or more frequently if an event or change in circumstances indicates that the fair value of a reporting unit has been reduced below its carrying value. An impairment loss is recognized as the difference, if any, between the reporting unit’s carrying amount and its fair value to the extent the difference does not exceed the total amount of goodwill allocated to the reporting unit.

No impairment loss was recorded in the fiscal year 2022.

(m)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

The Company is included in consolidated income tax filings in the U.S. which include the activities of its parent and other entities within the group. The tax consequences associated with certain transactions within the group may be shared among entities within the group.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(n)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(o)	Benefit Plans

The Company operates defined contribution benefit plans. The assets of the plans are held separately from those of the Company in independently administered trusts. The amount charged to operations represents the contributions to the plans in regard to the accounting period. The charge included in the consolidated statements of operations and comprehensive loss for the fiscal year ended January 1, 2023, is $1,664.

The Company operates a defined benefit pension scheme which arises from the local Taiwan state scheme that is closed to new members and existing members are not accruing future benefits. The liability related to this plan is $935 at January 1, 2023 and is included in other long-term liabilities.

(p)	Deferred Financing Costs

The costs associated with issuing debt are capitalized and subsequently amortized over the terms of the loans. The unamortized balance of the deferred financing costs as of January 1, 2023 was $4,188, and is included in long-term debt in the accompanying consolidated balance sheet.

(q)	Derivative Instruments and Hedging Activities

The Company has also entered a number of derivative contracts for the purpose of hedging future foreign currency cash flows.

The Company recognizes all such derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values, with changes in the fair value recognized in earnings. Fair values are calculated as mark to market valuations based on mid market prices for an equivalent instrument at the end of the day on each balance sheet date which represents a level two fair value measurement as defined in the fair value hierarchy within ASC 820, Fair Value Measurements.

At January 1, 2023 the fair value of the derivatives resulted in a net liability carrying value of $533, included in other current liabilities.

(r)	Foreign Currencies

Transactions denominated in foreign currencies are recorded using the rate of exchange at the transaction date.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
The assets and liabilities of subsidiaries in the United Kingdom, Taiwan and Poland, denominated in pounds sterling, new Taiwan dollars and zloty, respectively, are translated at the closing rates of exchange at the balance sheet date. Statements of operations and comprehensive income (loss) of these subsidiaries are translated monthly based on the month end rates of exchange. Gains and losses arising on these translations are recorded as an element of accumulated comprehensive income (loss) included in shareholders’ deficit.

(s)	Fair Value Measurements

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

■	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

■
Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

■
Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

(t)	Recently Adopted Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 establishes a model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

Additionally, in 2018 through 2021, the FASB issued the following Topic 842-related ASUs:

■
2018-01, Land Easement Practical Expedient for Transition to Topic 842, which clarifies the applicability of Topic 842 to land easements and provides an optional transition practical expedient for existing land easements.

■	2018-10, Codification Improvements to Topic 842, Leases, which makes certain technical corrections to Topic 842.

■
2018-11, Leases (Topic 842): Targeted Improvements, which allows companies to adopt Topic 842 without revising comparative period reporting or disclosures and provides an optional practical expedient to lessors to not separate lease and non-lease components of a contract if certain criteria are met.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
■
2019-01, Leases (Topic 842): Codification Improvements, which provides guidance for certain lessors on determining the fair value of an underlying asset in a lease and on the cash flow statement presentation of lease payments received. ASU 2019-01 also clarifies disclosures required in interim periods after adoption of ASU 2016-02 in the year of adoption.

■
2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), Effective Dates, which defers the effective date of ASU 2016- 02 and all related Topic 842 ASUs by one year to January 1, 2021, with early adoption permitted.

■
2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), Effective Dates for Certain Entities, which further defers the effective date of ASU 2016-02 and all related Topic 842 ASUs by one year to January 1, 2022, with early adoption permitted.

The Company adopted all of these ASUs effective January 3, 2022 using a modified retrospective transition approach. The Company has elected to adopt the package of transition practical expedients and, therefore, has not reassessed (1) whether existing or expired contracts contain a lease, (2) lease classification for existing or expired leases or (3) the accounting for initial direct costs that were previously capitalized. The Company did not elect the practical expedient to use hindsight for leases existing at the adoption date.

ASU 2018-11 and ASU 2019-01 did not have a material effect on the Company’s financial statements because the Company does not enter into land easement arrangements and it is not a lessor.

Adoption of the new leasing standard had a material effect on the Company’s balance sheet but did not materially affect the statement of income. Adoption drove a $12,855 increase in operating lease liabilities (of which $1,864 was current) with a corresponding equal increase in ROU assets as of January 3, 2022. The Company’s accounting for finance leases remains substantially unchanged. Adoption had no material effect on the Company’s statement of cash flows but did affect its disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions for recognizing deferred taxes for investments, performing intraperiod allocation, and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a group. The Company adopted the ASU effective January 3, 2022. Its impact on the Company’s financial statements was not material.

In December 2022, the FASB issued ASU 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, which extends the sunset date of Topic 848 from December 31, 2022, to December 31, 2024, after which entities will no longer be permitted to apply the optional expedients in Topic 848. The adoption of ASU 2022-06, which was effective upon issuance, did not have a material effect on the Company’s financial statements.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(2)	Significant Risks and Uncertainties Including Business and Credit Concentrations

As of and for the year ended January 1, 2023 substantially all of the revenues, gross profits and accounts receivable of the Company was derived from twenty customers. At January 1, 2023 the largest single customer comprised approximately 42% of the Company’s accounts receivable. For the fiscal year ended January 1, 2023, the largest single customer contributed approximately 45% of the Company’s revenues. The loss of a major customer could have a significant impact on revenues and gross profit, however, the Company does not anticipate such a loss.

(3)	Income Taxes

For the fiscal year ended January 1, 2023, loss before taxes consists of the following:

U.S. operations	$(17,525)
Foreign operations	(2,421)
$(19,946)

Income tax expense/(benefit) consists of:

	Current	Deferred	Total
U.S. federal	$—	$—	$—
State and local	1	—	1
Foreign jurisdictions	6,968	(350)	6,618
	$6,969	$(350)	$6,619

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax income as a result of the following:

Computed "expected" tax expense/(benefit)	(4,189)
Non-deductible expenses	4,695
Global Intangible Low-Taxed Income (GILTI) Tax	1,719
Valuation Allowance	4,112
Overseas tax rate differences	282
Income tax expense	6,619

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 1, 2023 are presented below.

Deferred tax assets:
Inventories, principally due to reserves for obsolescence	$1,775
Deductible element of acquisition related expenses	166
Interest expense disallowance	15,556
Federal & state NOLs carried forward	22,950
Research tax credit carried forward	2,427
Currency translation adjustments	1,229
Intangibles recognized on stock acquisition	848
Earnout payments	460
Property, plant and equipment depreciation	1,993
Lease Liability	2,478
Capital loss carryforward	5,320
Capitalized research and development expenses	1,839
Other deductible temporary differences	3,355

Total gross deferred tax assets	60,396
Less valuation allowance	(47,286)
Net deferred tax assets	13,110
Deferred tax liabilities:
Intangibles recognized on stock acquisition	$(8,819)
Property, plant and equipment depreciation	(5,314)
Foreign withholding taxes	(2,788)
Currency translation adjustments	—
Right of use asset	(2,478)
Other taxable temporary differences	(264)
Total deferred tax liabilities	(19,663)
Net deferred tax liabilities	$(6,553)

The valuation allowance for deferred tax assets as of January 1, 2023 was $47,286. The net change in the total valuation allowance for the fiscal year ended January 1, 2023 was an increase of $4,112. The valuation allowance at January 1, 2023 was primarily related to the Company’s U.S. federal and state and UK net deferred tax assets that management considers are not more likely than not to be realized.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or the availability of refunds of previously paid taxes. Based upon the level of historical taxable income, projections for future income over the periods, which the deferred tax assets are deductible, management has maintained a valuation allowance to the extent that it believes that for certain deferred tax assets it is more likely than not the Company will not realize the benefits of these gross deductible differences recorded at January 1, 2023.

As of January 1, 2023, the Company had deferred tax assets related to U.S. federal and state, U.K., and Poland loss carryforwards of $8,627, $11,518 and $2,805, respectively, the U.S. and Poland begin to expire in 2036 and 2023, respectively. In addition, there are deferred tax assets related to U.S. federal and U.K. research and development credits of $2,427 that begin to expire in 2035.

As of January 1, 2023, there are no uncertain tax positions requiring a recorded income tax contingency. The earliest open tax year for the major jurisdictions in which the Company does business, which includes the U.S. (including state and local jurisdictions), the U.K., Poland and Taiwan, is 2018.

(4)	Intangible Assets and Goodwill

(a)	Intangible Assets

Intangible assets at January 1, 2023 consisted of:

	Range of Life (months)	Amount	Accumulated amortization	Net carrying amount
Customer relationships	77 to 195	$105,355	(43,115)	62,240
Noncompete agreements	—	4,400	(4,400)	—
Intellectual property	58	13,300	(6,873)	6,427
		$123,055	(54,388)	68,667

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
Estimated amortization expense for intangible assets for the next five years and thereafter is as follows:

2023	$7,686
2024	7,686
2025	7,686
2026	7,686
2027	6,762
Thereafter	31,160

68,667

(b)	Goodwill

2022
January 2, 2022	$99,358
Goodwill acquired during the year	—
Impairment charge	—
January 1, 2023	99,358

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(5)	Property, Plant and Equipment

Property, plant and equipment at January 1, 2023 consisted of:

Plant machinery and fittings	$129,332
Land and buildings	11,625
Leasehold property	4,175
Finance lease assets	23,225
Total	168,357
Accumulated depreciation	(105,032)
Property, plant and equipment, net	$63,325

(6)	Inventories and Work in Progress

Inventories at January 1, 2023 consisted of:

Raw materials and consumables	$18,858
Work in progress	36,606
Finished goods	5,414
$60,878

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(7)	Debt

Long-term debt as of January 1, 2023 consists of the following:

Borrowing under First Lien Debt agreement, LIBOR interest plus 3.50%, 7.174% (at January 1, 2023)	$242,250

Borrowing under Second Lien Debt agreement, LIBOR interest plus 8.50%, 12.674% (at January 1, 2023)	100,000

Borrowing under Facility Agreement SONIA interest plus 2.21%, 5.307% (at January 1, 2023)	22,638
Total long-term debt	364,888
Less unamortized deferred financing fees	(4,188)
Less current installments	(25,188)

Long-term debt, net of unamortized deferred financing fees and excluding current installments	$335,512

First Lien and Second Lien Debt

On January 22, 2018 the company entered into First Lien Debt agreement for $255,000. The first lien debt provides, among other requirements, a maximum total leverage ratio. Substantially all assets of the Company have been pledged as collateral under the first lien debt agreement.

On January 22, 2018 the company also entered into Second Lien Debt agreement for $75,000. On May 28, 2019, the Company entered into an incremental term loan of $25,000 under the existing Second Lien Debt agreement.

The aggregate maturities of first lien and second lien long-term debt, which is denominated in US dollars, are $2,550 in 2023 through 2024 with the entire remaining amount falling due in 2025 as a balloon repayment.

First lien and second lien debt is subject to a quarterly financial covenant, under which net leverage ratio as of the last day of the quarter must not exceed 6.5 to 1.00. The Company has complied with its covenants.

Facility Agreement

On October 8, 2020 the Company entered into a $33,533 Facility Agreement, which is denominated in GBP, bearing interest at Sterling Overnight Index Average (SONIA) rate plus 2.21%. The aggregate maturities of the facility agreement from January to September 2023 are $8,388 with the remaining amount falling due in October 2023 with a balloon repayment.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
Revolving Credit Facilities

In 2018, the Company entered a Revolving Credit agreement with a commercial bank that permits the Company to borrow up to $50,000 through 2023, bearing interest at the LIBOR rate plus 3.5%. The Company must pay a quarterly commitment fee of 0.5% on the unused portion of the commitment. In 2022, the Company extended the existing Revolving Credit agreement with a commercial bank that now permits the Company to borrow up to $50,000 through October 2024. An amount of $30,500 at 7.053% interest rate, is drawn down on this facility at January 1, 2023. The Revolving Credit agreement is cross collateralized with the first lien debt agreement entered into in January of 2018.

On April 8, 2022 the Company entered into facility agreement with a commercial bank, whereby the Lender makes available a multicurrency revolving loan facility in an aggregate amount equal to $33,000, denominated in GBP, bearing interest at SONIA rate plus 4.5%. The Company must pay a quarterly commitment fee of 1.8% on the unused portion of the commitment. The termination date of the agreement is October 2024. An amount of $5,500 at 7.458% interest rate, is drawn down on this facility at January 1, 2023.

(8)	Leases

Information as of and for the fiscal year ended January 1, 2023:

The Company is obligated under several finance leases covering buildings and certain machinery and equipment, the latest of which will expire in 2029.

The Company also has several noncancellable operating leases, primarily for buildings, the latest of which will expire in 2039. These leases generally contain renewal options for periods ranging from three to five years. Because the Company is reasonably certain to exercise these renewal options, the options are considered in determining the lease term and associated potential option payments are included within the lease payments. The Company’s leases generally do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts are generally fixed payments and will include payments for the Company’s share of the building’s property taxes, insurance, and maintenance.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
The components of lease expense for the fiscal year ended January 1, 2023 were as follows:

Operating lease expense	$1,905

Finance lease expense:
Amortization of ROU assets	$3,009
Interest on lease liabilities	602
Total finance lease expense	$3,611

Total lease expense	$5,516

Amounts reported on the balance sheet as of January 1, 2023 were as follows:

Operating leases:
Operating lease ROU assets	$12,149

Operating lease liabilities	$10,336
Other current liabilities	1,813

Total operating lease liabilities	$12,149

Finance leases:
Buildings	$8,188
Machinery and equipment	15,037
Accumulated amortization	(7,686)
Property, plant and equipment net	$15,539

Current installments of obligations under finance leases	$4,111
Long-term portion of obligations under finance leases	11,214
$15,326

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
Maturities of lease liabilities under noncancellable leases as of January 1, 2023 are as follows:

	Operating leases	Finance leases
Fiscal year:
2023	1,844	4,111
2024	1,794	3,588
2025	1,803	2,249
2026	1,469	2,157
2027	1,492	1,337
Thereafter	10,884	3,498
Total undiscounted lease payments	19,286	16,939
Less amount representing interest (at implicit rate of 9.3%)	(7,137)	(1,614)
Total lease liabilities	12,149	15,326

(9)	Shareholders’ Equity

Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends, if and when declared, and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no pre-emptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such stock.

(10)	Related Party Transactions and Other Information

On April 8, 2022 the Company entered into a new loan agreement with its parent company MB Aerospace Group Holdings Limited for $30,000. The Company owed $54,822 as at January 1, 2023 to its parent company MB Aerospace Group Holdings Limited which results from funding arrangements and is payable on demand.

On the August, 29 2023, MB Aerospace Group Holdings Limited contributed $54,822 to MB Aerospace Holdings Inc. as a contribution to capital all of its right, title and interest such that the Company owed $0 to its parent company on this date.

(11)	Loss on Disposal of Operations

On April 15, 2022, the Company sold all of the issued and outstanding Common Stock held in MB Aerospace Sterling Heights, Inc for $1 to a third party, resulting in a net loss on sale of $10,334.

MB AEROSPACE HOLDINGS INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
January 1, 2023
(amounts in thousands)
(12)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through October 16, 2023 the date at which the financial statements were available to be issued. On June 5, 2023 it was announced that Barnes Group Inc. entered into a definitive agreement to acquire MB Aerospace Holdings Inc. and subsidiaries for an enterprise value of approximately $740 million. On August 31, 2023 Barnes Group Inc completed the acquisition of MB Aerospace Holdings Inc.

There are no other items to disclose.